EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CAPCO RESOURCE CORPORATION

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the undersigned corporation certifies to the Secretary of State of Delaware that the following Amended And Restated Articles Of Incorporation of Capco Resource Corporation (the “Corporation”) were adopted by the Board Of Directors of the Corporation by unanimous written consent effective as of October 1, 2002 and by the sole stockholder of the Corporation by written consent effective as of October 1, 2002.

FIRST.     The name of the corporation is Jovian Energy, Inc.

SECOND.     The address of the corporation's registered office is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805.  The name of its registered agent in the County of New Castle is Corporation Service Company.

THIRD.

(a)

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “Delaware Code”).

(b)

In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Delaware Code.  In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

FOURTH.     The total number of shares that the corporation shall have the authority to issue is 11,000,000, consisting of 10,000,000 shares of common stock, with each share having a par value of $.0001, and 1,000,000 shares of preferred stock, with each share having a par value of $.0001.

The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, without limiting the generality of the foregoing, the following:

(a)

the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b)

whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d)

whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

(e)

the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

(f)

whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

FIFTH.     The corporation is to have perpetual existence.

SIXTH:     Directors.

(a)

Number.  The number of directors of the corporation shall be fixed and may be altered from time to time as provided in the bylaws of the corporation.  If the number of directors is decreased by resolution of the Board Of Directors pursuant to the bylaws, in no case shall the decrease shorten the term of any incumbent director.

(b)

Staggered Board; Election.  The total number of directors shall be divided into three classes, with each class containing one-third of the total, as near as may be.  The terms of directors elected to serve in Class I shall expire at the annual meeting of stockholders held in 2004, the terms of directors elected to serve in Class II shall expire at the annual meeting of stockholders held in 2005, and the terms of directors elected to serve in Class III shall expire at the annual meeting of stockholders held in 2006.  Upon the expiration of the initial staggered terms, directors of each class shall be elected for terms of three years to succeed those whose terms expire.   Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

(c)

Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director or the initial director.  A director shall hold office for the remainder of the term of the class of director to which the vacancy occurred or the new directorship was created. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors for such class or series, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

(d)

Removal of Directors.  A director may be removed only for cause and only by an affirmative vote of two-thirds of the stockholders entitled to vote thereon.

(e)

Nominations.  Advance notice of nominations for the election of directors, other than nominations by the Board Of Directors or a committee thereof, shall be given to the corporation in the manner provided from time to time in the bylaws.

SEVENTH.     Stockholder Action.

(a)

Action Without a Meeting by Unanimous Written Consent.  Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting only by the unanimous written consent of all stockholders entitled to vote on such matter.  The action must be evidenced by one or more written consents describing the action taken, signed by all of the stockholders entitled to vote on such action, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book.

(b)

Special Meetings.  Unless the Delaware General Corporation Law shall provide otherwise, no stockholder nor any group thereof shall have the right to call a special meeting of the stockholders.

EIGHTH.     Business Combinations With Interested Stockholders.  The Corporation by this provision hereby elects to be governed by Section 203 of the Delaware General Corporation

NINTH.     Amendment Of Bylaws.  In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation by an affirmative vote of two-thirds of the directors then in office. The bylaws of the Corporation may also be adopted, amended or repealed by an affirmative vote of two-thirds of the stockholders entitled to vote thereon.

TENTH.  Reservation Of Right To Amend Certificate Of Incorporation.  The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article TENTH. With respect to action to be taken by the stockholders to amend Articles FOURTH, SIXTH, SEVENTH, EIGHTH, NINTH and TENTH of this Certificate of Incorporation, the affirmative vote of two-thirds of all votes entitled to be cast by such stockholders shall be required.

ELEVENTH.     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution  or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TWELFTH.     Each holder of record of common stock of the corporation shall be entitled to one vote for each share of common stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors such holder shall be entitled to vote all shares of common stock held by that holder for each nominee for director to be elected and for whose election he has the right to vote, without cumulating those votes.  Cumulative voting shall not be permitted in the election of directors or for any other purpose.

THIRTEENTH.     No stockholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

FOURTEENTH.     Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

FIFTEENTH.     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board Of Directors in accordance with the Delaware Code.  Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

SIXTEENTH.     The personal liability of each director of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware, including without limitation as permitted by the provisions of Section 102(b)(7) of the Delaware Code and any successor provision, as amended.  No amendment of this Certificate of Incorporation or repeal of any of the provisions of this Certificate of Incorporation shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment of repeal.

Dated this 7th day of November, 2002.

CAPCO RESOURCE CORPORATION

By:  /s/ Ilyas Chaudhary__________________________

Ilyas Chaudhary, Chief Executive Officer

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